Samer Bishay is also the president and CEO of Iristel, Canada’s leading provider of wireless IP services. As Iristel’s founder, Samer led the company from a small startup to an international telecommunications service provider with domestic infrastructure licenses on three continents. Prior to founding Iristel, Samer was a lead systems engineer in the Radarsat program at the Canadian Space Agency. Samer is a graduate of the Space & Communications program at York University, with an Honors Bachelor of Science Degree.